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Exhibit 99.1

CONSENT OF J.P. MORGAN SECURITIES LLC

        We hereby consent to (i) the use of our opinion letter dated May 8, 2012 to the Board of Directors of PlainsCapital Corporation (the "Company") included in Annex B to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company and Meadow Corporation, a wholly owned subsidiary of Hilltop Holdings Inc., and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC
	By:	/s/ ANU AIYENGAR Name: Anu Aiyengar Title: Managing Director
July 2, 2012

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  Exhibit 99.1
CONSENT OF J.P. MORGAN SECURITIES LLC